Exhibit 99.3

Unaudited pro forma consolidated financial data

The following unaudited pro forma consolidated financial statements have been prepared to give effect to our acquisition of Shelter using the purchase method of accounting and to give effect to this offering. The assumptions and adjustments included in these statements are described in the accompanying notes to the unaudited pro forma consolidated financial statements.

The unaudited pro forma consolidated balance sheet assumes that each of the events (other than our initial public offering) listed below occurred on June 30, 2005. The unaudited pro forma consolidated statements of operations for the nine months ended June 30, 2005 and the year ended September 25, 2004 assume that each of the following events occurred on September 26, 2004 and September 28, 2003, respectively:

•              our initial public offering;

•              the acquisition of Shelter;

•              the refinancing of our credit facilities; and

•              this offering.

The unaudited pro forma consolidated statement of operations for the year ended September 25, 2004 reflects our historical consolidated statement of operations and Shelter’s historical consolidated statement of operations for the fiscal years ended September 25, 2004 and December 31, 2004, respectively. The unaudited pro forma consolidated statement of operations for the nine months ended June 30, 2005 reflects our historical consolidated statement of operations for the nine months ended June 30, 2005 and Shelter’s historical consolidated statements of operations for the six months ended June 30, 2005 and the fourth quarter of Shelter’s fiscal year ended December 31, 2004, which period we believe has been adjusted for all material effects of unusual charges or adjustments.

In addition, we have included as the beginning column in our unaudited pro forma consolidated statement of operations for the year ended September 25, 2004 our unaudited pro forma consolidated statement of operations for the year ended September 25, 2004, as reported in our Annual Report on Form 10-K for the year ended September 25, 2004, which reflected our initial public offering and related transactions.

No pro forma adjustments have been made to either unaudited consolidated statement of operations for our December 2004 acquisition of JGA Corp. and April 2004 acquisition of Insulation Systems of Virginia, Inc. and Shelter’s December 2004 acquisition of Forest Siding Supply. These acquisitions were not considered significant for purposes of the pro forma statements.

The unaudited pro forma consolidated financial data is for informational purposes only and is not necessarily indicative of either the financial position or the results of operations that would have been achieved had the acquisition of Shelter, refinancing, and offerings for which we are giving pro forma effect actually occurred on the dates or for the periods described in the accompanying notes, nor is such unaudited pro forma consolidated financial data necessarily indicative of the results to be expected for the full year or any future period. A number of factors may affect our results. See “Risk factors” and “Forward-looking statements.”

The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that management believes are reasonable. In determining the appropriate interest rate for our variable rate credit facilities, we have applied the interest formula in our credit facilities to the interest indices in effect during the pro forma periods presented. The notes to the unaudited pro forma consolidated statements of operations and balance sheet provide a detailed discussion of how such adjustments were derived and are presented in the unaudited pro forma consolidated financial data. This unaudited pro forma consolidated financial data should be read in conjunction with “Prospectus summary—The offering,” “Selected consolidated financial data,” and “Management’s discussion and analysis of financial condition and results of operations” and our consolidated financial statements and related notes appearing elsewhere in this prospectus, as well as the unaudited consolidated pro forma financial data and related notes appearing in our Annual Report on Form 10-K.

Except for the elimination of certain management fees and corporate expenses which will be eliminated upon the acquisition of Shelter, the unaudited pro forma consolidated condensed financial statements do not include potential cost savings from operating efficiencies or synergies that may result from the acquisition.

Unaudited pro forma consolidated balance sheet
as of June 30, 2005

(dollars in thousands, except per share data)	Beacon Roofing Supply, Inc	SDI Holding, Inc and subsidiaries	Adjustment reference	Pro forma acquisition adjustments	Pro forma acquisition	Adjustment reference	Pro forma offering adjustments	Pro forma as adjusted
Assets
Current assets:
Cash	$5,860	$3,755			$9,615			$9,615
Accounts receivable, less allowance for doubtful accounts	122,412	51,757			174,169			174,169
Inventories	99,852	59,957			159,809			159,809
Prepaid expenses and other assets	18,257	8,128			26,385			26,385
Deferred income taxes	3,226	3,652	(1)	$734	7,612			7,612
Total current assets	249,607	127,249		734	377,590			377,590
Property and equipment, net	30,924	11,001	(1)	3,807	45,732			45,732
Goodwill, net	107,631	37,619	(1)	35,685	180,935			180,935
Other assets	13,881	20,411	(1),(3)	7,143	41,435			41,435
Total assets	$402,043	$196,280		$47,369	$645,692			$645,692
Liabilities and stockholders’ equity
Current liabilities:
Bank overdraft	$—	$7,160			$7,160			$7,160
Borrowings under revolving lines of credit	66,912	53,438	(1),(3)	54,000	174,350	(5)	$(56,800)	117,550
Accounts payable	92,147	55,662			147,809			147,809
Accrued expenses	39,204	10,495			49,699			49,699
Current portions of long-term debt and capital lease obligations	6,341	5,638	(2),(3)	12,354	24,333			24,333
Total current liabilities	204,604	132,393		66,354	403,351		(56,800)	346,551
Senior notes payable, net of current portion	20,156	531	(2),(3)	35,481	56,168			56,168
Subordinated notes payable	—	15,868	(2)	(15,868)	—			—
Deferred income taxes	9,182	5,389	(1)	3,501	18,072			18,072
Long-term obligations under capital leases, net of current portions	1,782	34	(2)	(34)	1,782			1,782
Stockholders’ equity:
Common Stock	268	398	(2)	(398)	268	(4)	20	288
Preferred Stock	—	—			—			—
Additional paid-in capital	141,512	39,418	(2)	(39,418)	141,512	(4)	56,780	198,292
Warrants outstanding	—	2,148	(2)	(2,148)	—			—
Deferred compensation	(172)	—			(172)			(172)
Treasury stock	(515)	—			(515)			(515)
Retained earnings	21,624	(78)	(2)	78	21,624			21,624
Accumulated other comprehensive income	3,602	179	(2)	(179)	3,602			3,602
Total stockholders’ equity	166,319	42,065		(42,065)	166,319		56,800	223,119
Total liabilities and stockholders’ equity	$402,043	$196,280		$47,369	$645,692		$—	$645,692

Unaudited pro forma
consolidated statement of operations
for the nine months ended June 30, 2005

(dollars in thousands, except per share data)	Beacon Roofing Supply, Inc Actual nine months ended June 30, 2005	SDI Holding, Inc and Subsidiaries Actual nine months ended June 30, 2005	Adjustment reference		Pro forma acquisition adjustments	Pro forma acquisition	Adjustment reference	Pro forma offering adjustments	Pro forma as adjusted
Net sales	$619,757	$219,102				$838,859			$838,859
Cost of products sold	468,328	165,284				633,612			633,612
Gross profit	151,429	53,818				205,247			205,247
Operating expenses:
Selling, general and administrative expenses	107,869	49,322	(a),(b	)	$61	157,252			157,252
Stock based compensation	520	—				520			520
	108,389	49,322			61	157,772			157,772
Income from operations	43,040	4,496			(61)	47,475			47,475
Other expense:
Interest expense	3,509	3,898	(c)		982)	8,389	(f)	$(1,843)	6,546
Interest expense, related party	26	—	(c)		(26)	—			—
Loss on early retirement of debt	915	—	(d)		(915)	—			—
	4,450	3,898			41	8,389		(1,843)	6,546
Income (loss) before income taxes	38,590	598			(102)	39,086		1,843	40,929
Income taxes	16,099	226	(e)		(26)	16,299	(e)	768	17,067
Income (loss) from continuing operations	$22,491	$372			$(76)	$22,787		$1,075	$23,862
Income (loss) from continuing operations per share:
Basic	$0.85					$0.86	(g)		$0.84
Diluted	$0.82					$0.84	(g)		$0.81
Weighted average shares used in computing income (loss) from continuing operations per share:
Basic	26,421,064					26,421,064	(g)	2,000,000	28,421,064
Diluted	27,365,236					27,365,236	(g)	2,000,000	29,365,236

Unaudited pro forma
consolidated statement of operations
for the year ended September 25, 2004

	Beacon Roofing Supply, Inc Pro forma (1)	SDI Holding, Inc and Subsidiaries Actual
(dollars in thousands, except per share data)	Year ended September 25, 2004	Year ended December 31, 2004	Adjustment reference	Pro forma acquisition adjustments	Pro forma acquisition	Adjustment reference	Pro forma offering adjustments	Pro forma as adjusted
Net sales	$652,909	$248,343			$901,252			$901,252
Cost of products sold	487,200	185,988			673,188			673,188
Gross profit	165,709	62,355			228,064			228,064
Operating expenses:
Selling, general and administrative expenses	122,088	56,920	(a),(b)	$1,168	180,176			180,176
Stock based compensation	1,276	—			1,276			1,276
	123,364	56,920		1,168	181,452			181,452
Income from operations	42,345	5,435		(1,168)	46,612			46,612
Other expense:
Interest expense	2,477	4,318	(c)	592	7,387	(f)	$(1,816)	5,571
Income (loss) before income taxes	39,868	1,117		(1,760)	39,225		1,816	41,041
Income taxes	17,343	525	(e)	(805)	17,063	(e)	790	17,853
Income (loss) from continuing operations	$22,525	$592		$(955)	$22,162		$1,026	$23,188
Income (loss) from continuing operations per share:
Basic	$0.86				$0.84	(g)		$0.82
Diluted	$0.84				$0.82	(g)		$0.80
Weighted average shares used in computing income (loss) from continuing operations per share:
Basic	26,335,148				26,335,148	(g)	2,000,000	28,335,148
Diluted	26,961,652				26,961,652	(g)	2,000,000	28,961,652

(1)   See the unaudited pro forma consolidated financial data appearing in Beacon Roofing Supply, Inc.’s Annual Report on Form 10-K for the year ended September 25, 2004, for the pro forma adjustments made to our historical statement of operations.

Notes to unaudited pro forma
consolidated financial data
(dollars in thousands, except per share data)

1. Basis of presentation

The unaudited pro forma consolidated balance sheet at June 30, 2005 presents our consolidated financial position assuming the consummation of the acquisition of Shelter, the refinancing of our credit facilities and the related early extinguishment of debt, and this offering of common stock and the repayment of certain of our existing debt with proceeds from the offering. Our unaudited pro forma consolidated statements of operations for the nine months ended June 30, 2005 and the year ended September 25, 2004 present our consolidated results of operations assuming that the acquisition of Shelter, refinancing and the offerings had been completed on September 26, 2004 and September 27, 2003, respectively. In our opinion, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the acquisition of Shelter, refinancing of our credit facilities and this offering on our historical financial information. The pro forma adjustments set forth in the unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations are described more fully in Note 3, “Pro forma assumptions and adjustments” below.

This unaudited pro forma consolidated financial data should be read in conjunction with “Management’s discussion and analysis of financial condition and results of operations”, our consolidated financial statements and the related notes included elsewhere in this prospectus and our Annual Report on Form 10-K for the year ended September 25, 2004. Our unaudited pro forma consolidated financial data has been presented for informational purposes only and does not necessarily reflect our results of operations or financial position that would have existed had we operated with the acquisition of Shelter, refinancing and the offerings for the periods presented and should not be relied upon as being indicative of our future results after the acquisition, refinancing and the offerings.

2. Purchase price allocation

The following represents the preliminary allocation of the purchase price paid for Shelter based upon the estimated fair values of the acquired assets and assumed liabilities of Shelter as of June 30, 2005. Actual fair values will be determined as more detailed analysis is completed and additional information on the fair values of Shelter’ assets and liabilities becomes available.

The unaudited pro forma consolidated financial statements reflect a total initial purchase price of $159,742 (the “Initial Purchase Price”), consisting of the following: (i) the payment of the initial cash consideration of $152,500, (ii) a reduction of $3,405 for the cash overdraft at June 30, 2005, (iii) the payment of $9,623 for the estimated working capital adjustment, (iv) estimated transaction costs of $1,024. Under the purchase method of accounting, the Initial Purchase Price is allocated to Shelter’s net tangible assets based upon their estimated fair value as of the date of the acquisition. The Initial Purchase Price does not include any contingent earn-out amounts, which could increase the purchase price by up to $10,000 if Shelter reaches certain financial performance goals for the twelve months ended December 31, 2005. The preliminary purchase price allocation as of June 30, 2005 is as follows:

Tangible assets:
Accounts receivable	$51,757
Inventory	59,957
Prepaid and other current assets	8,128
Deferred taxes	4,386
Property and equipment	14,808
Total tangible assets	139,036
Intangible assets:
Customer relationships	25,035
Non-compete	819
Goodwill	73,304
Total intangible assets	99,158
Liabilities assumed:
Cash overdraft	(3,405)
Accounts payable	(55,662)
Accrued expenses	(10,495)
Deferred taxes	(8,890)
Total liabilities assumed	(78,452)
Net assets acquired	$159,742

The allocation of the purchase price is based upon a preliminary evaluation of assets acquired and liabilities assumed of Shelter based upon its June 30, 2005 balance sheet. Changes in these assets and liabilities from that date to the closing date could affect both the purchase price and its allocation. The valuation of the property and equipment and intangible assets was based in part on the assistance from independent valuation firms.

We have preliminarily allocated approximately $25,035 of the purchase price to a “Customer relationships” intangible asset, which will be amortized over an estimated useful life of twelve years, and approximately $819 of the purchase price to a “Non-compete” intangible asset, which will be amortized over an estimated useful life of 27 months. The fair values of these intangible assets were determined using the “income” valuation approach.

A preliminary estimate of $73,304 has also been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the tangible and intangible assets acquired. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but will be tested for impairment at least annually. The purchase price allocation presented above is preliminary and final allocation of the purchase price will be based upon the actual fair values of the net tangible and intangible assets acquired, as well as liabilities assumed as of the date of the acquisition. Any change in the fair value of the net assets of Shelter will change the amount of the purchase price allocable to goodwill. The final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

There were no historical transactions between us and Shelter.

3. Pro forma adjustments

The unaudited pro forma consolidated balance sheet and the statements of operations give effect to the following pro forma adjustments:

Balance sheet

1.     To reflect the acquisition of the outstanding common stock of Shelter for the Initial Purchase Price of $159,742, allocated as indicated in Note 2 - Purchase Price Allocation.

2.     To eliminate assets, liabilities, debt and equity not assumed in the acquisition of Shelter.

3.     To recognize the refinancing of our credit facilities as described in “Management’s discussion and analysis of financial condition and results of operations—Indebtedness” of this prospectus, and related fees of $1,700.

4.     To recognize the receipt of the net proceeds of $56,800 from this offering, representing the gross proceeds of $60,000, less $2,700 for the underwriting discounts and $500 for transactions costs, assuming an offering price of $30 per share.

5.     To recognize the repayment of our borrowings under revolving lines of credit from the estimated net proceeds of this offering.

Statements of operations

a.     To recognize the adjustment of depreciation and amortization from the purchase price allocation adjustment of assets in the amount of $1,069 and $2,426 for the nine months ended June 30, 2005 and year ended September 25, 2004, respectively.

b.    To recognize the elimination of certain management fees and corporate expenses of Shelter which will be discontinued upon completion of the acquisition pursuant to the purchase and sale agreement in the amount of $1,008 and $1,258 for the nine months ended June 30, 2005 and the year ended September 25, 2004, respectively.

c.     To recognize the adjustment of interest for the increase in borrowings required to fund the acquisition of Shelter, and to eliminate related party interest expense. In determining the appropriate interest rate for our variable rate credit facilities, we have applied the interest formula in our credit facilities to the interest indices in effect during the pro forma periods presented. Interest expense would have changed by $110 and $141 for the nine months ended June 30, 2005 and year ended September 25, 2004, respectively, if interest rates changed 1/8%.

d.    To recognize the elimination of the early extinguishment of debt related to the repayment of our junior subordinated notes payable of $915 for the nine months ended June 30, 2005.

e.     To recognize the adjustment of our tax provision.

f.       To recognize the reduction of interest expense as a result of the repayment of borrowings under our lines of credit from their repayment of the estimated net proceeds of this offering.

g.    The calculation of pro forma basic earnings per share is based on the proposed sale of shares of common stock in this offering and, in addition, with respect to the year ended September 25, 2004, a stock split. Pro forma diluted earnings per share is calculated using the weighted average number of common shares assumed outstanding plus the effect of outstanding options using the treasury stock method, which has been adjusted for the 2,000,000 shares proposed in this offering.